================================================================================

                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Connect, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                                 CONNECT, INC.

                               515 Ellis Street
                        Mountain View, California 94043

                               ----------------

                   Notice of Annual Meeting of Stockholders
                         To Be Held On August 12, 1999

To The Stockholders Of Connect, Inc.:

  Notice Is Hereby Given that the Annual Meeting of Stockholders of Connect, Inc., a Delaware corporation (the "Company"), will be held on Thursday, August 12, 1999 at 1:00 p.m. local time at the principal executive offices of the Company, located at 515 Ellis Street, Mountain View, California 94043, for the purposes of considering and voting upon the following matters, as more fully described in the attached proxy statement:

  1. To elect three Class I directors of the Company to serve until the 2001 Annual Meeting of Stockholders or until their respective successors are elected and qualified, and to elect two Class II directors of the Company to serve until the 2000 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

  2. To approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation to change the Company's name to ConnectInc.com, Co.;

  3. To approve the adoption of the Company's 1999 Stock Option Plan for Non-Employee Directors and Advisors and the reservation of 500,000 shares of the Company's Common Stock for issuance thereunder.

  4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1999; and

  5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on June 30, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Alan C. Mendelson
                                          ---------------------------
                                          Alan C. Mendelson
                                          Secretary

Mountain View, California

July 8, 1999


 ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                 CONNECT, INC.

                               515 Ellis Street
                        Mountain View, California 94043

                               ----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 12, 1999

Information Concerning Solicitation And Voting

General

  The enclosed proxy is solicited on behalf of the Board of Directors of Connect, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on August 12, 1999, at 1:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the principal executive offices of the Company, located at 515 Ellis Street, Mountain View, California 94043. The Company intends to mail this proxy statement and accompanying proxy card on or about July 9, 1999, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

  The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

  Only holders of record of Common Stock at the close of business on June 30, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on June 30, 1999 the Company had outstanding and entitled to vote 14,826,629 shares of Common Stock.

  Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

  The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

  A plurality of the votes cast is required for the election of directors. Abstentions and broker "non-votes" are not counted for purposes of the election of directors.

  The affirmative vote of a majority of outstanding shares of Common Stock entitled to vote is required to approve the proposal to amend the Company's Second Amended and Restated Certificate of Incorporation to change the name of the Company. Abstentions and broker "non-votes" will have the same effect as a vote cast "against" this proposal.

  The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote is required to approve (i) the proposal to approve the 1999 Stock Option Plan for Non-Employee Directors and Advisors and (ii) the appointment of Ernst & Young LLP. Abstentions will have the same effect as a vote cast "against" this proposal. Broker "non-votes" are not counted for purposes of approving these matters.

Revocability of Proxies

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 515 Ellis Street, Mountain View, CA 94043, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

  The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the "SEC") is March 10, 2000. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2000 annual meeting of stockholders. In addition to the SEC rules concerning stockholder proposals, the Company's bylaws establish advance notice procedures as to: (i) business to be brought before an annual meeting of stockholders other than by or at the direction of the Company's Board of Directors (the "Board") and (ii) the nomination, other than by or at the direction of the Board, of candidates for election as directors. Any stockholder who wishes to submit a proposal to be acted upon at the 2000 annual meeting or who wishes to nominate a candidate for election as director must deliver written notice of such stockholder's proposal or nomination to the Secretary of the Company not later than 20 days prior to the 2000 annual meeting and otherwise in accordance with the Company's bylaws; provided, however, that if less than 30 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the 10th day following the day upon which such notice of the date of the meeting was mailed or such public disclosure was made. A copy of the applicable bylaw provisions may be obtained by written request addressed to the Company at 515 Ellis Street, Mountain View, California 94043. Stockholder proposals should be sent to the Company's Secretary at the above listed address.

  The Chairman of the Annual Meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the advance notice procedures required by the Company's bylaws.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Company's Second Amended and Restated Certificate of Incorporation provides that the Board shall be divided into two classes, each class consisting, as nearly as possible, of one-half of the total number of directors, with each class having a two-year term. Vacancies on the Board may be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the shares of the Company or (ii) by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the authorized size of the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

  The Board is presently composed of five members. There are three directors in Class I (Radha R. Basu, Gordon J. Bridge and Craig D. Norris) and two directors in Class II (Richard H. Lussier and Rory T. O'Driscoll). If elected at the Annual Meeting, each of the Class I nominees will be elected to a two year term expiring at the 2001 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. If elected at the Annual Meeting, each of the Class II directors will be elected to a one year term expiring at the 2000 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. After the Annual Meeting, one class of directors will be elected at each successive annual meeting to serve for two-year terms. Each nominee listed below is currently a director of the Company, four directors having been elected by the stockholders, and one director, Radha R. Basu, having been elected by the Board.

  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

       THE BOARD RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

  The names of the current directors and nominees, their ages (as of December 31, 1998) and certain information about them are set forth below:

                                          Principal Occupation/               Director
  Name                   Age          Position Held With the Company           Since
  ----                   ---          ------------------------------          --------
Radha R. Basu...........  49 General Manager, Electronic Business Software      1999
                             Division, Hewlett Packard Corporation

Gordon J. Bridge........  56 Chairman of the Board of Directors of the          1995
                             Company

Richard H. Lussier......  61 Retired                                            1992

Craig D. Norris.........  51 Chief Executive Officer and President of the       1998
                             Company

Rory T. O'Driscoll......  34 Principal, BankAmerica Ventures and Vice           1995
                             President, BA Venture Partners I

  Certain additional information about the directors and nominees is given below.

Nominees for Election for a Two-year Term Expiring at the 2001 Annual Meeting of Stockholders

  Radha R. Basu became a member of the Board in March 1999. Ms. Basu joined Hewlett Packard Corporation ("HP"), a computer and office equipment company, in 1978 as a research & development engineer in HP's laboratories. She has held a number of positions with HP since joining the company including most recently, General Manger of the Electronic Business Software Division. Ms. Basu currently serves as a director of SEEC, Inc. a computer software company. Ms. Basu holds a bachelor of engineering degree from the University of Madras and a master's degree in Electrical Engineering and Computer Science from the University of Southern California.

  Gordon J. Bridge joined the Company in November 1995 as the Chairman of the Board and served as President and Chief Executive Officer of the Company from April 1997 to April 1998. Currently, he is Chairman of the Board and, since April 1998, a consultant to the Company. Since November 1995 Mr. Bridge has also served as the chief business development officer of the Company. From January 1, 1998 through March 31, 1998, Mr. Bridge served as Chairman and Co-Chief Executive Officer of Paradigm Computer Systems, a private computer company. From November 1995 to April 1997, Mr. Bridge was an Executive Vice President and director of Quaestus Management Corporation ("Quaestus"), a venture capital investment and private equity fund management company, which funds are stockholders of the Company, although Mr. Bridge does not hold an equity interest in the Quaestus funds. From 1988 to 1995, Mr. Bridge held executive management positions with AT&T Corporation, a telecommunications company, including President of AT&T Computer Systems, President of AT&T EasyLink Services, President of Consumer Interactive Services and most recently Vice President, Corporate Strategy responsible for Emerging Services and Products. Prior to joining AT&T Corporation in 1988, he served for 23 years with IBM Corporation in various positions, including Vice President of Marketing and Vice President of U.S. Sales. Mr. Bridge is a director of ARI Network Services, Inc., an electronic commerce services provider. Mr. Bridge holds a B.S. in Mathematics from Bradley University.

  Craig D. Norris joined the Company in January 1996 as Vice President of Professional Services. In July 1997 he was promoted to the position of Executive Vice President of Services and Operations and in April 1998 to the positions of Chief Executive Officer and President. In addition, in April 1998, Mr. Norris was appointed to the Company's Board. Prior to joining the Company, Mr. Norris was a management consultant with Gemini Consulting Inc., a consulting firm, from October 1992 to December 1995. From October 1988 to October 1992, Mr. Norris was Vice President, West Area at Cap Gemini America, a consulting firm. Mr. Norris holds a B.A. in Economics from Macalester College and an M.B.A. from Fairleigh Dickenson University.

Nominees for Election for a One-year Term Expiring at the 2000 Annual Meeting of Stockholders

  Richard H. Lussier became a member of the Board in June 1992. Until September 1996, when Mr. Lussier retired, he was President and Chief Executive Officer of Siemens Nixdorf Information Systems Inc., a computer company and a subsidiary of Siemens Nixdorf Informationssysteme AG ("Siemens Nixdorf"). From November 1986 to March 1995 he was Chairman and Chief Executive Officer of Pyramid Technology Corporation, a computer company, which was acquired by Siemens Nixdorf in March 1995. Mr. Lussier holds a B.A. in Economics from College of the Holy Cross and completed coursework at Boston College Graduate School of Business.

  Rory T. O'Driscoll became a member of the Board in December 1995. Mr. O'Driscoll is a Principal of BankAmerica Ventures, a venture capital firm and through its managed investment funds a stockholder of the Company, and a General Partner of BA Venture Partners I. Prior to joining BankAmerica Ventures in September 1993, Mr. O'Driscoll served in the Corporate Development department of BankAmerica Corporation from March 1992 to September 1993. Before his employment with BankAmerica Corporation, he worked as a financial advisor to a number of privately held companies in the United Kingdom from March 1991 to December 1991. Mr. O'Driscoll also serves as a director of several private companies. Mr. O'Driscoll holds a B.Sc. in Economics from the London School of Economics.

Board Committees and Meetings

  During the fiscal year ended December 31, 1998 the Board held seven meetings. The Board has an Audit Committee and a Compensation Committee. The Board does not have a standing nominating committee.

  The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee was composed of two non-employee directors during 1998: Messrs. O'Driscoll and Welty. It met seven times during such fiscal year.

  The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. From January 1, 1998 through March 31, 1998, the Compensation Committee was composed of three non-employee directors: Messrs. Haque, Weening and Lussier. From March 31, 1998 until December 31, 1998, the Compensation Committee was composed of two non-employee directors: Messrs. Haque and Lussier. The Compensation Committee met seven times during such fiscal year.

  During the fiscal year ended December 31, 1998, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                  PROPOSAL 2

     AMENDMENT TO THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF
                                 INCORPORATION

  In January 1999, the Board approved an amendment to the Company's Second Amended and Restated Certificate of Incorporation in the form attached to this Proxy Statement as Exhibit A (the "Amendment"), subject to stockholder approval. The Board now seeks approval of the Amendment by the Company's stockholders.

  The Amendment changes the Company's name to ConnectInc.com, Co. In furtherance of the changing focus of the Company to providing more Internet-related services, the Board believes that it is in the best interests of the Company to change its name.

  Approval of Proposal No. 2 requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company.

              THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                  PROPOSAL 3

APPROVAL OF THE 1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS AND ADVISORS

  In June 1999, the Board adopted the Company's 1999 Stock Option Plan for Non-Employee Directors and Advisors (the "Option Plan"), subject to stockholder approval. There are 500,000 shares of Common Stock reserved for issuance under the Option Plan. As of June 15, 1999 no option had been granted under the Option Plan.

  Stockholders are requested in this Proposal 3 to approve the Option Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the Option Plan.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

  The material features of the Option Plan are summarized below, which summary is qualified in its entirety by reference to the actual plan attached as Appendix A to this Proxy Statement.

General

  The Option Plan provides for the grant of nonstatutory stock options. Nonstatutory stock options granted under the Option Plan are not intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal Income Tax Information" for a discussion of the tax treatment of options.

Purpose

  The Board adopted the Option Plan to provide a means by which non- employee directors and certain advisors of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the Company's non-employee directors and members of advisory boards of the Company are eligible to participate in the Option Plan.

Administration

  The Board administers the Option Plan. Subject to the provisions of the Option Plan, the Board has the power to construe and interpret the Option Plan and to determine the persons to whom and the dates upon which options will be granted, the number of shares of Common Stock to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option.

  The Board has the power to delegate administration of the Option Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used herein with respect to the Option Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself. The Board also may delegate to a committee of one or more members of the Board the power to grant options to persons who are not subject to Section 16 of the Exchange Act.

Eligibility

  Any director who is not an employee of the Company or an affiliate of the Company at the time of grant is eligible to receive nonstatutory stock options under the Option Plan. Any members of an advisory board established by the Board is eligible to receive nonstatutory stock options under the Option Plan.

Stock Subject to the Option Plan

  Subject to the Proposal, an aggregate of 500,000 shares of Common Stock is reserved for issuance under the Option Plan. If options granted under the Option Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such options again becomes available for issuance under the Option Plan. If the Company reacquires unvested stock issued under the Option Plan, the reacquired stock will not again become available for reissuance under the Option Plan.

Terms of Options

  The following is a description of the permissible terms of options under the Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

  Exercise Price; Payment. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant.

  The exercise price of options granted under the Option Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

  Repricing. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer optionholders the opportunity to replace outstanding higher priced options with new lower priced options.

  Option Exercise. Options granted under the Option Plan may become exercisable in cumulative increments ("vest") as determined by the Board. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Option Plan may permit exercise prior to vesting, but in such event the optionholder may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the optionholder's service terminate before vesting. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned Common Stock of the Company or by a combination of these means.

  Term. The maximum term of options under the Option Plan is 10 years. Options under the Option Plan generally terminate three months after termination of the optionholder's service unless (i) such termination is due to the optionholder's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the optionholder dies before the optionholder's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionholder's death) within 18 months of the optionholder's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. An optionholder may designate a beneficiary who may exercise the option following the optionholder's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

Restrictions on Transfer

  Except as provided in an option agreement, an optionholder may not transfer an option otherwise that by will or by the laws of descent and distribution. During the lifetime of the optionholder, only the optionholder may exercise an option. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Adjustment Provisions

  Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the Option Plan and outstanding options. In that event, the Option Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Option Plan, and outstanding options will be adjusted as to the class, number of shares and price per share of Common Stock subject to such options.

Effect of Certain Corporate Events

  The Option Plan provides that, in the event of a dissolution, liquidation of the Company, all outstanding options shall terminate if not exercised prior to such event. The Option Plan provides that, in the event of a sale of all or substantially all of the assets of the Company, specified types of merger, or other corporate reorganization ("change in control"), any acquiring or surviving corporation may either assume options outstanding under the Option Plan or substitute similar options for those outstanding under the Option Plan, otherwise such outstanding options will continue in full force and effect. If any acquiring or surviving corporation declines to assume options outstanding under the Option Plan, or to substitute similar options, the options shall accelerate in full and such options may be exercised during the 15 days following such acceleration and then terminate to the extent unexercised. With respect to any other outstanding options, such options shall terminate to the extent not exercised prior to such event. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

  The Board may suspend or terminate the Option Plan without stockholder approval or ratification at any time or from time to time.

  The Board may also amend the Option Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation; (ii) increase the number of shares reserved for issuance upon exercise of options; or (iii) change any other provision of the Option Plan in any other way if such modification requires stockholder approval in order to comply with applicable law or any securities exchange listing requirements.

Federal Income Tax Information

  Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

  Nonstatutory stock options granted under the Option Plan generally have the following federal income tax consequences:

  There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirements of reasonableness and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

  Upon disposition of the stock the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized an ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

                                  PROPOSAL 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1995. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

  Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

              THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

                     IDENTIFICATION OF EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the executive officers of the Company as of December 31, 1998, including (as of such date) their ages:

  Name                                    Age Position
  ----                                    --- --------
Gordon J. Bridge.........................  56 Chairman of the Board

Lucille Hoger............................  45 Chief Operating Officer

Greigory Park............................  41 Chief Financial Officer

Craig D. Norris..........................  51 President, Chief Executive Officer

  Gordon J. Bridge joined the Company in November 1995 as the Chairman of the Board of Directors and served as President and Chief Executive Officer of the Company from April 1997 to April 1998. Currently, he is Chairman of the Board and, since April 1998, a consultant to the Company. Since November 1995 Mr. Bridge has also served as the chief business development officer of the Company. From January 1, 1998 through March 31, 1998, Mr. Bridge served as Chairman and Co-Chief Executive Officer of Paradigm Computer Systems, a private computer company. From November 1995 to April 1997, Mr. Bridge was an Executive Vice President and Director of Quaestus, a venture capital investment and private equity fund management company, which funds are stockholders of the Company, although Mr. Bridge does not hold an equity interest in the Quaestus funds. From 1988 to 1995, Mr. Bridge held executive management positions with AT&T Corporation, a telecommunications company, including President of AT&T Computer Systems, President of AT&T EasyLink Services, President of Consumer Interactive Services and most recently Vice President, Corporate Strategy responsible for Emerging Services and Products. Prior to joining AT&T Corporation in 1988, he served for 23 years with IBM Corporation in various positions, including Vice President of Marketing and Vice President of U.S. Sales. Mr. Bridge is a director of ARI Network Services, Inc., an electronic commerce services provider. Mr. Bridge holds a B.S. in Mathematics from Bradley University.

  Lucille Hoger joined the Company in January 1996 as Director of Professional Services. In October 1998 she was promoted to Chief Operating Officer of the Company. Prior to joining the Company, from 1993 to 1996, Ms. Hoger was a principal with Gemini Consulting. Ms. Hoger's industry experience includes consumer products, higher education, government, technology, and oil/gas/chemicals. Ms. Hoger holds a B.A. in accounting from Southwest Texas State University.

  Greigory Park joined the Company in April 1998 as Vice President of Finance. In September 1998 he was promoted to Chief Financial Officer of the Company. Prior to joining the Company, from 1994 through 1998, Mr. Park was Corporate Controller for International Microcomputer Software, Inc., a leading developer and publisher of visual productivity software for businesses and consumers, and Copart Inc., a national provider of salvage vehicle auction services. Mr. Park holds an MBA from St. Mary's College and a BSC from Santa Clara University. In April 1999, Mr. Park resigned as Chief Financial Officer of the Company and is no longer an employee of the Company.

  Craig D. Norris joined the Company in January 1996 as Vice President of Professional Services. In July 1997 he was promoted to the position of Executive Vice President of Services and Operations and in April 1998 to the positions of Chief Executive Officer and President. In addition, in April 1998, Mr. Norris was appointed to the Company's Board of Directors. Prior to joining the Company, Mr. Norris was a management consultant with Gemini Consulting Inc., a consulting firm, from October 1992 to December 1995. From October 1988 to October 1992, Mr. Norris was Vice President, West Area at Cap Gemini America, a consulting firm. Mr. Norris holds a B.A. in Economics from Macalester College and an M.B.A. from Fairleigh Dickenson University.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of May 15, 1999 by: (i) each director and nominee; (ii) each of the Named Executive Officers (as defined in "Executive Compensation"); (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                      Beneficial Ownership (2)
                                                                      Number of   Percent of
               Beneficial Owner (1)                                     Shares       Total
               --------------------                                   ---------- -------------
RRE Connect Investors, LP............................................ 1,174,242      7.92%
 126 East 56th Street, 22nd Floor
 New York, NY 10022

Entities affiliated with Special Situations Fund, L.P. ..............   961,539      6.49%
 133 East 53rd Street
 New York, NY 10022 (3)

Craig D. Norris (4)..................................................   467,371      3.15%

Radha R. Basu........................................................       --          *

Gordon J. Bridge (5).................................................    52,138         *

Barton S. Foster (6).................................................       --          *

Joseph G. Girata (7).................................................       --          *

Lucille Hoger (8)....................................................    88,699         *

Richard H. Lussier (9)...............................................     8,735         *

Rory T. O'Driscoll (10)..............................................     2,000         *

All directors and executive officers as a group (7 persons) (11).....   618,943      4.18%

--------
*   Less than 1%.
 (1) Unless otherwise indicated, the address of each of the named individuals is: c/o Connect, Inc., 515 Ellis Street, Mountain View, CA 94043.
 (2) This table is based on information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 14,821,449 shares of common stock outstanding on May 15, 1999, adjusted as required by rules promulgated by the SEC.
 (3) Includes 134,615 shares held by Special Situations Cayman Fund L.P., 442,308 shares held by Special Situations Fund III, 288,462 shares held by Special Situations Private Equity Fund L.P. and 96,154 shares held by Special Situations Technology Fund L.P.
 (4) Includes 467,121 shares subject to stock options held by Mr. Norris exercisable within 60 days of the date of this table. A portion of the shares issued or issuable upon exercise of stock options is subject to repurchase by the Company at the original exercise price in the event of termination of employment, which repurchase right lapses over time. Substantially all of the shares and stock options held by Mr. Norris are subject to a lockup agreement which expires in September 1999.
 (5) Includes 52,138 shares subject to stock options held by Mr. Bridge exercisable within 60 days of the date of this table. A portion of the shares issued or issuable upon exercise of stock options is subject to repurchase by the Company at the original exercise price in the event of termination of employment, which repurchase right lapses over time.
 (6) In April 1998, Mr. Foster resigned from the Company as its Executive Vice President of Sales and Marketing.

 (7) In September, 1998, Mr. Girata resigned from the Company as its Chief Financial Officer.
 (8) Includes 88,699 shares subject to stock options held by Ms. Hoger exercisable within 60 days of the date of this table. A portion of the shares issued or issuable upon exercise of stock options is subject to repurchase by the Company at the original exercise price in the event of termination of employment, which repurchase right lapses over time. Substantially all of the shares and stock options held by Ms. Hoger are subject to a lockup agreement which expires in September 1999.

 (9) Includes 8,735 shares subject to stock options held by Mr. Lussier exercisable within 60 days of the date of this table. A portion of the shares issued or issuable upon exercise of stock options is subject to repurchase by the Company at the original exercise price upon cessation of service as a director of the Company, which repurchase right lapses over time.

(10) Includes 2,000 shares subject to stock options held by Mr. O'Driscoll on behalf of BankAmerica Ventures exercisable within 6 0 days of the date of this table. Mr. O'Driscoll is a Principal of BankAmerica Ventures. Mr. O'Driscoll disclaims beneficial ownership of the shares held by such entities except to the extent of his pro rata interest therein.

(11) Includes shares described in the notes above, as applicable. Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days of the date of this table pursuant to outstanding options.

         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                            EXECUTIVE COMPENSATION

Compensation of Directors

  The Company's nonemployee directors are eligible to receive stock option grants pursuant to the Company's 1996 Directors' Stock Option Plan (the "Directors' Plan") and 1996 Stock Option Plan. Except as described below, directors do not otherwise receive compensation for their service as directors, except that non-employee directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board and its committees.

  The Directors' Plan provides for the grant of nonstatutory stock options to nonemployee directors of the Company. The Directors' Plan provides that each person who first becomes a nonemployee director of the Company after the date of effectiveness of the Company's initial public offering will be granted an option to purchase 4,000 shares of common stock on the date on which the optionee first becomes a nonemployee director of the Company. Thereafter, on the date of each annual meeting of the Company's stockholders following which a nonemployee director is serving on the Board, each such nonemployee director will be granted an option to purchase 1,000 shares of common stock, provided that on such date, he or she shall have served on the Board for at least three months prior to the date of such annual meeting.

  Mr. Bridge, Chairman of the Board, entered into a consulting relationship with the Company in April 1998 pursuant to which he received cash compensation of $18,750 per month. Upon the termination of this arrangement at the end of March 1999, Mr. Bridge was retained as a consultant to the Company for an additional six months and will receive cash compensation of $13,542 per month. For a full description of the terms of Mr. Bridge's consulting arrangement with the Company, see "Employment Contracts, Termination of Employment and Change-in-Control Agreements--Employee Agreements."

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

  The following table shows for the fiscal years ended December 31, 1998, 1997 and 1996, compensation awarded or paid to, or earned by, (i) all individuals who have served as the Company's Chief Executive Officer during 1998 (Mr. Bridge and Mr. Norris), (ii) the Company's other most highly compensated executive officers at December 31, 1998 (Ms. Hoger), and (iii) the two individuals that would have otherwise been listed pursuant to (ii) except that they were not executive officers at December 31, 1998 (Mr. Foster and Mr. Girata) (collectively, the "Names Executive Officers"):

                          Summary Compensation Table

                                                                Long-Term
                                                               Compensation
                                   Annual Compensation            Awards
                              ------------------------------   ------------
                                                   Other        Securities
                                                   Annual       Underlying     All Other
        Name and               Salary  Bonus(1) Compensation     Options/     Compensation
   Principal Position    Year   ($)      ($)        ($)          SARs(#)          ($)
  -------------------    ---- -------- -------- ------------   ------------   ------------
Gordon J. Bridge(2)..... 1998 $ 68,366 $23,125    $   --          85,000        $84,127(13)
 Chairman of the Board,
  Former President       1997 $206,251 $45,000    $   --         124,821        $   --
 and Chief Executive     1996 $150,000 $87,344    $   --          30,000        $   --
  Officer

Barton S. Foster(3)..... 1998 $ 96,360 $51,705    $   --             --         $12,900(14)
 Former Executive Vice
  President of           1997 $159,583 $53,266    $   --          19,999        $   --
 Sales and Marketing     1996 $110,981 $21,875    $15,000(4)         --         $   --

Joseph G. Girata(5)..... 1998 $151,422 $35,892    $   --         140,000        $   --
 Former Chief Financial
  Officer                1997 $145,000 $24,034    $   --          50,248(6)     $   --
                         1996 $ 78,526 $ 5,907    $   --          35,000        $   --

Craig D. Norris(8)...... 1998 $208,750 $42,891    $   --         842,000(9)     $   --
 President and Chief
  Executive Officer      1997 $150,000 $16,250    $ 8,522(10)     15,000        $   --
                         1996 $140,000 $46,020    $   --          29,000        $   --

Lucille Hoger(11)....... 1998 $166,320 $35,522    $   --         158,028(12)    $   --
 Chief Operating Officer 1997 $119,722 $16,250    $   --          13,828        $   --
                         1996 $125,493 $15,000    $   --           7,720        $   --

--------
 (1) Includes bonuses paid in January of the following year based upon the individual's performance in the indicated years.
 (2) In April 1998, Mr. Bridge resigned as President and Chief Executive Officer of the Company. Mr. Bridge continues to serve as the Company's Chairman of the Board, a position he has held since November 1995.
 (3) In April 1998, Mr. Foster resigned as Executive Vice President of Sales and Marketing of the Company and is no longer an executive officer of the Company.
 (4) Represents amounts paid as a signing bonus in 1996.
 (5) In September 1998, Mr. Girata resigned as Chief Financial Officer of the Company and is no longer an executive officer of the Company.
 (6) Includes a grant of a new option to purchase 10,000 shares and a grant of options to purchase 40,248 shares of common stock that was made pursuant to a repricing program whereby outstanding options for an equal number of shares having higher exercise prices were canceled and new options having an exercise price of

    $8.125 were issued in their place. The vesting terms of such repriced options did not change. See "Ten-Year Option Repricings" for further details on this repricing.
 (7) Represents 35,000 shares of common stock issuable upon exercise of an option with an original exercise price of $48 per share, which option was exchanged in September 1996 for a new option to purchase 35,000 shares with an exercise price of $30.625 per share. See "Ten-Year Option Repricings" for further details on this repricing.
 (8) Mr. Norris became Chief Executive Officer and President of the Company in April 1998.
 (9) Incudes 842,000 shares subject to stock options re-granted pursuant to option repricing in November 1998. See "Ten-Year Option Repricings" for further details on this repricing.
(10) Represents amounts paid as commissions in 1997.
(11) Ms. Hoger became Chief Operating Officer of the Company in October 1998.
(12) Includes 158,020 shares subject to stock options re-granted pursuant to option repricing in November 1998. See "Ten-Year Option Repricings" for further details on this repricing.
(13) Consists of principal and interest forgiven by the Company in connection with a loan to Mr. Bridge. The forgiveness was done in connection with Mr. Bridge's consulting arrangement. See "Certain Relationships and Related Transactions."
(14) Consists of principal and interest forgiven by the Company in connection with a loan to Mr. Foster. The forgiveness was done in connection with Mr. Foster's consulting arrangement. See "Certain Relationships and Related Transactions."

  Mr. Norris and the other executive officers of the Company are entitled to cash and option acceleration benefits relating to a change of control of the Company pursuant to Change of Control Agreements between such officers and the Company. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements--Change-in-Control Arrangements."

                       Stock Option Grants And Exercises

  The Company grants options to its executive officers under its 1989 Stock Option Plan and 1996 Stock Option Plan (the "Incentive Plans"). Unless otherwise indicated options vest as to 1/36 of the total number of shares subject to the option each month after the grant until the option is fully vested. The exercisability of options may be accelerated upon a change in control. Options are, under most circumstances, cancelled thirty (30) days after an optionee's termination as an employee or consultant. As of March 10, 1999, options to purchase a total of 1,816,301 shares were outstanding under the Incentive Plans and options to purchase 982,816 shares remained available for grant thereunder.

  The following tables show for the fiscal year ended December 31, 1998, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

                       Option Grants in Last Fiscal Year

                                      Individual Grants                    Potential Realizable
                         -------------------------------------------------   Value at Assumed
                         Number of       % of Total                           Annual Rates of
                         Securities       Options                               Stock Price
                         Underlying      Granted to Exercise                 Appreciation for
                          Options        Employees  Or Base                   Option Term(2)
                          Granted        In Fiscal   Price    Expiration   ---------------------
  Name                      (#)           Year(1)    ($/Sh)      Date        5% ($)    10% ($)
  ----                   ----------      ---------- -------- ------------- ---------- ----------
Gordon J. Bridge (3)....   79,999           2.16%    4.375      April 2008    130,310    207,497
                            1,000           0.02%    2.063        May 2008      1,628      2,593
Barton S. Foster (4)....       --             --        --              --         --         --
Joseph G. Girata (5)....       --             --        --              --         --         --
Craig D. Norris (6).....   20,000(7)(8)     0.54%    0.500      April 2008     32,578     51,875
                          780,000(7)(8)    21.09%    0.500        May 2008  1,270,538  2,023,119
                           15,000(7)        0.40%    0.500       July 2007     24,433     38,906
                           10,000(7)        0.27%    0.500      April 2006     16,289     25,937
                           17,000(7)        0.46%    0.500   December 2005     27,691     44,094
Lucille Hoger (9).......   10,000(7)(8)     0.27%    0.500      April 2008     18,289     51,837
                          130,000(7)(8)     3.52%    0.500        May 2008    211,756    337,187
                            6,000(7)        0.16%    0.500   December 2007      9,773     15,562
                            2,000(7)        0.05%    0.500   November 2007      3,258      5,187
                            4,028(7)        0.11%    0.500      April 2007      6,561     10,448
                            6,000(7)        0.16%    0.500    January 2006      9,773     15,562

--------
(1) Based on options to purchase an aggregate of 3,698,349 shares granted to employees (including employee directors) during the fiscal year ended December 31, 1998 (including 1,122,950 options granted in November 1998 pursuant to option repricing, see "Ten-Year Option Repricing"). The foregoing total excludes options granted to consultants and nonemployee directors. There were no stock appreciation rights granted during 1998.

(2) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Company's Common Stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.
(3) In April 1988, Mr. Bridge resigned as President and Chief Executive Officer of the Company. Mr. Bridge continues to serve as the Company's Chairman of the Board, a position he has held since November 1995.
(4) In April 1998, Mr. Foster resigned as Executive Vice President of Sales and Marketing of the Company and is no longer an executive officer of the Company.
(5) In September 1998, Mr. Girata resigned as Chief Financial Officer of the Company and is no longer an executive officer of the Company.
(6) Mr. Norris became Chief Executive Officer and President of the Company in April 1998.
(7) Such stock options granted pursuant to option repricing in November 1998.
(8) Such repriced stock options were originally granted in 1998.
(9) Ms. Hoger became Chief Operating Officer of the Company in October 1998.

               Aggregated Option Exercises in Last Fiscal Year,
                       and Fiscal Year-End Option Values

                                            Number of Securities  Value of Unexercised
                          Shares                 Underlying             In-the-
                         Acquired          Unexercised Options at   Money Options a
                            on     Value         FY-End (#)            FY-End ($)
                         Exercise Realized      Exercisable/          Exercisable/
     Name                  (#)    ($) (1)      Unexercisable       Unexercisable (2)
     ----                -------- -------- ---------------------- --------------------
Gordon J. Bridge (3).... 133,395  449,974      119,622/25,803     $        311/$3,435
Barton S. Foster (4)....       0        0                 0/0     $              0/$0
Joseph G. Girata (5)....       0        0                 0/0     $              0/$0
Craig D. Norris (6).....       0        0     268,242/573,758(7)  $603,545/$1,290,956(7)
Lucille Hoger (8).......       0        0     532,532/104,496(9)  $  120,447/$235,116(9)

--------
(1) This amount represents the market value of the underlying securities on the exercise date minus the exercise price of such options.
(2) Based on the $2.75 per share closing price of the Company's Common Stock on The Nasdaq National Market on December 31, 1998, less the exercise prices.
(3) In April 1998, Mr. Bridge resigned as President and Chief Executive Officer of the Company. Mr. Bridge continues to serve as the Company's Chairman of the Board, a position he has held since November 1995.
(4) In April 1998, Mr. Foster resigned as Executive Vice President of Sales and Marketing of the Company and is no longer an executive officer of the Company.
(5) In September 1998, Mr. Girata resigned as Chief Financial Officer of the Company and is no longer an executive officer of the Company.
(6) Mr. Norris became Chief Executive Officer and President of the Company in April 1998.
(7) Substantially all of Mr. Norris' stock options are subject to a lock-up agreement which expires in September 1999.
(8) Ms. Hoger became Chief Operating Officer of the Company in October 1998.
(9) Substantially all of Ms. Hoger's stock options are subject to a lock-up agreement which expires in September 1999.

                          TEN-YEAR OPTION REPRICINGS

  In order to reincentivize its employees, the Board, upon the recommendation of the Compensation Committee, approved in November 1998 an option repricing program pursuant to which employees could surrender options granted by the Company with an exercise price greater than $0.50 per share and receive in place of the surrendered options, new options with an exercise price to $0.50 per share, the fair market value of the Company's Common Stock on the date of Board approval. The new options issued pursuant to this repricing program were subject to the same vesting provisions as the surrendered options. Options representing 1,122,950 shares of Common Stock were repriced.

  The following table sets forth certain information as of December 31, 1998 with respect to the repricing of certain stock options held by the Company's executive officers since the Company's initial public offering.

                                      Number of      Market                           Length of
                                      Securities    Price of     Exercise              Original
                                      Underlying    Stock at     Price at            Option Term
                                     Options/SARs   Time of      Time of      New    Remaining at
                                     Repriced or  Repricing or Repricing or Exercise   Date of
                                       Amended     Amendment    Amendment    Price   Repricing or
   Name                    Date          (#)          ($)          ($)        ($)     Amendment
   ----                  --------    ------------ ------------ ------------ -------- ------------
Joseph G. Girata(1).....  4/14/97(3)    13,060        8.125       30.625      8.125    110 mos.
 Former Chief Financial
 Officer                  4/14/97(3)    21,939        8.125       30.625      8.125    110 mos.
                          4/14/97(3)     4,391        8.125       31.875      8.125    113 mos.
                          4/14/97(3)       858        8.125       31.875      8.125    113 mos.
                          9/10/96(2)    35,000       30.625       48.000     30.625    117 mos.

Craig Norris............ 11/13/98       17,000        0.500        2.500      0.500     85 mos.
 President and Chief     11/13/98       10,000        0.500        2.500      0.500     89 mos.
 Executive
 Officer                 11/13/98       15,000        0.500       11.250      0.500    103 mos.
                         11/13/98       20,000        0.500        1.312      0.500    113 mos.
                         11/13/98      780,000        0.500        2.063      0.500    114 mos.

Lucille Hoger........... 11/13/98        6,000        0.500        2.500      0.500     85 mos.
 Chief Operating Officer 11/13/98        4,028        0.500        8.125      0.500     89 mos.
                         11/13/98        2,000        0.500        7.188      0.500    108 mos.
                         11/13/98        6,000        0.500        5.470      0.500    109 mos.
                         11/13/98       10,000        0.500        1.312      0.500    112 mos.
                         11/13/98      130,000        0.500        2.063      0.500    113 mos.

Victor L. Fischer(4)....  4/14/97(3)    19,999        8.125       31.875      8.125    113 mos.
 Former Vice President
 of Management
 Information Services

--------
(1) In September 1998, Mr. Girata resigned as Chief Financial Officer of the Company and is no longer an executive officer of the Company.
(2) This option grant to Mr. Girata was done pursuant to a repricing program approved by the Compensation Committee of the Board in September 1996 that allowed employees to surrender outstanding options with exercise prices of $48.00 per share or greater and to receive in the place of such surrendered options new options with an exercise price of $30.625 per share, the fair market value of the Company's Common Stock on the date the repricing program was approved. The new options are subject to the same vesting schedule as the surrendered options. Options representing 163,334 shares of Common Stock were repriced pursuant to this repricing program.
(3) In April 1997, the Board approved a repricing program pursuant to which employees could surrender options granted by the Company between May 1996 and March 1997 having exercise prices greater than $15.00 per share and receive in place of the surrendered options, new options having an exercise price of $8.125 per share, the fair market value of the Company's Common Stock on the date of Board approval. The new options issued pursuant to the 1997 repricing program were subject to the same vesting provisions as the surrendered options. Options representing 166,708 shares of Common Stock were repriced.
(4) Mr. Fischer resigned from his position as an executive officer of the Company in January 1998.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                      AND CHANGE-IN-CONTROL ARRANGEMENTS

Employment Agreements

  In connection with Mr. Bridge's appointment in April 1997 as the Company's Chief Executive Officer and President, Mr. Bridge and the Company entered into an agreement (the "1997 Letter") providing that Mr. Bridge would receive an annual salary for fiscal 1997 of $225,000 and be eligible to receive a bonus, based on the achievement of certain financial objectives, of up to $285,000. Actual amounts paid to Mr. Bridge during 1997 are as reflected in the Summary Compensation Table. In addition, pursuant to the 1997 Letter, Mr. Bridge was granted an option to purchase 79,999 shares of the Company's Common Stock at an exercise price of $6.25 per share, the fair market value of such stock on the grant date. Pursuant to the terms of this option, 12.5% of the shares issuable upon exercise of the option were to vest in October 1997, with the remainder of the shares vesting in equal monthly installments thereafter through the fourth anniversary of the grant date. In July 1997, the Compensation Committee of the Board amended the vesting terms of this option grant to Mr. Bridge such that 16.67% of the shares issuable on exercise became vested in October 1997, with the remainder of the shares vesting in equal monthly installments thereafter through the third anniversary of the grant date. The 1997 Letter also provided that the Company would loan Mr. Bridge $150,000 pursuant to a full recourse, three-year promissory note to which interest at the then-current minimum applicable federal rate would apply. The 1997 Letter provides that, should the Company terminate Mr. Bridge without cause, he would be entitled to continue working as a consultant to the Company for a period of one year following such termination and that the option described above would continue to vest through such consultancy period. In addition, the 1997 Letter provides that certain performance objectives set forth in stock option agreements relating to options to purchase an aggregate of 30,000 shares issued to Mr. Bridge in January 1996 and April 1996 had been achieved and that, pursuant to the terms of such stock option agreements, the vesting schedules for the options converted from a 72-month to a 48-month schedule.

  In January 1998, the Company and Mr. Bridge entered into an agreement (the "1998 Letter") pursuant to which Mr. Bridge would receive an annual salary for fiscal 1998 of $225,000 and be eligible to receive a performance bonus, based upon the Company's achievement of certain financial objectives, of up to $200,000. In addition, Mr. Bridge would be eligible to receive a strategic bonus, payable upon the achievement of certain strategic objectives set by the Board, of up to $500,000 during fiscal 1998. Actual amounts paid to Mr. Bridge during 1998 are as reflected in the Summary Compensation Table. Mr. Bridge was granted an option to purchase 79,999 shares of the Company's Common Stock in January 1998 pursuant to the 1998 Letter, which options were to vest in equal monthly installments over a three-year period.

  In April 1998, Mr. Bridge resigned his positions as the Company's Chief Executive Officer and President. He continues to serve as its Chairman of the Board. In connection with his resignation as Chief Executive Officer and President and pursuant to the 1997 Letter, Mr. Bridge entered into an agreement with the Company whereby he agreed to remain as a consultant to the Company through March 1999. Pursuant to this agreement, Mr. Bridge received through March 1999 an amount equal to his regular monthly salary prior to his resignation ($18,750), acceleration of the exercisability of certain options to purchase 69,000 shares of the Company's Common Stock, continued vesting of other unvested options and reimbursement for certain business expenses associated with his consulting relationship. Upon the termination of this arrangement at the end of March 1999, Mr. Bridge was retained as a consultant to the Company for an additional six months and will receive cash compensation of $13,542 per month. In addition, the Company has agreed to forgive 50% of the total principal and outstanding interest of the loan described above in exchange for Mr. Bridge's remaining a consultant to the Company and, if Mr. Bridge achieves certain specified goals, he may be entitled to forgiveness of the remainder of outstanding principal and interest on his loan.

  In April 1998, the Company entered into an employment letter with Craig Norris in connection with his appointment as the Company's President and Chief Executive Officer. Pursuant to the terms of this letter agreement, Mr. Norris was to receive an annual salary of $225,000 for 1998 and was to be eligible for a bonus, payable upon the Company's achievement of certain quarterly and annual financial objectives, of up to $150,000. The employment letter also provides that Mr. Norris was to be eligible to receive a strategic bonus, payable upon the achievement of certain strategic objectives set by the Board during fiscal 1998 in an amount to be determined by the Board. Actual amounts paid to Mr. Norris during 1998 are as reflected in the Summary Compensation Table. In addition, on May 28, 1998, Mr. Norris received an option to purchase 780,000 shares of Common Stock at an exercise price of $2.063 per share.

Change-in-Control Arrangements

  In June 1997, the Company entered into Change of Control Agreements with each of Gordon Bridge, Joseph Girata and Craig Norris. In April 1998, pursuant to Mr. Bridge's resignation as Chief Executive Officer and President of the Company, his Change of Control Agreement was terminated. In April 1998, Lucille Hoger, the Company's newly appointed Vice President of Professional Services, entered into a Change of Control Agreement and Mr. Norris' Change of Control Agreement was amended. In September 1998, Greigory Park, the Company's newly appointed Chief Financial Officer, entered into a Change of Control Agreement. In April 1999, pursuant to Mr. Park's termination as Chief Financial Officer, his Change of Control Agreement was terminated. Pursuant to the terms of such Change of Control Agreements, as amended, each executive officer will be entitled to a cash payment equal to 2.99 times such officer's total compensation during fiscal year 1998 upon certain change of control transactions involving the Company (generally, a merger or acquisition of the Company). Such cash payments are subject to reduction in certain circumstances and would be reduced to zero if the aggregate value to be received by the Company's stockholders in connection with such change of control transaction were equal to or less than $25 million. Each executive officer would also be entitled to acceleration of vesting of all options held by him or her in the event of a hostile takeover of the Company. In addition, if such officer were to be terminated involuntarily within two years of a change of control, he or she would be entitled for a period of twelve months following such termination to continuation of his or her monthly salary, payment on a monthly basis of one-twelfth of the performance bonus to which he or she would have been entitled assuming full achievement of all performance objectives of the Company for such year, acceleration of vesting of all stock options held at the time of termination, certain benefits under the Company's health and other benefit plans, and outplacement services not to exceed $15,000.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The following is a report of the Compensation Committee of the Board (the "Committee") describing the compensation policies applicable to the Company's executive officers (including the Named Executive Officers) during the fiscal year ended December 31, 1998. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. The Committee also administers the Company's stock plans and determines the terms and conditions of stock option grants. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

 General Policies

  The Company's compensation policies are designed to link the executive officers' compensation to the annual and long-term performance of the Company and to provide compensation that is competitive with the compensation paid to other executives in the industry and that will attract and retain superior talent and reward performance. The compensation mix reflects a balance of annual cash payments, consisting of annual base salary payments and incentive bonus payments, and long-term stock-based incentives in the form of stock options. The emphasis in incentive compensation is placed on the more strategic stock-based options that more closely align the financial interests of the Company's employees with those of its stockholders.

 Base Salaries

  The salary component of executive compensation is based on the executive's level of responsibility for meeting Company objectives and performance, and comparable to similar positions in the Company and to comparable companies. Base salaries for executives are reviewed and adjusted at least annually based on information regarding competitive salaries, the results of industry compensation surveys, individual experience and performance.

 Cash Bonuses

  The Company's incentive program for executive officers provides direct financial incentives in the form of cash bonuses. Executive bonuses are based entirely on Company financial performance.

 Stock Options

  The Company's 1996 Stock Option Plan and 1989 Stock Option Plan provide for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's common stock at an exercise price equal to the fair market value of such stock on the date of grant. The Company's stock options typically vest over a 36-month period.

  The Company's compensation policies recognize the importance of stock ownership by senior executives and stock options are an integral part of each executive's compensation. The Committee believes that the opportunity for stock appreciation through stock options that vest over time promotes the relationship between long-term interests of executive officers and stockholders. The size of specific grants takes into account the executive officer's salary and the number of options previously granted to the officer, as well as his or her contributions to the Company's success.

 Compensation of the Chief Executive Officer

  In April 1997, Gordon J. Bridge was appointed the Company's President and Chief Executive Officer (the "CEO"). He resigned such positions in April 1998, at which time Craig Norris, previously the Company's Executive Vice President of Services and Operations, was appointed as the Company's CEO and President. At the time Mr. Bridge was appointed CEO in April 1997, he entered into the 1997 Letter with the Company, the terms of which are described in more detail in "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

  During fiscal 1998, Mr. Norris, the current Chief Executive Officer of the Company received $251,642. In reviewing the compensation paid to Mr. Norris for fiscal 1998, the Committee applied the factors discussed above in this Report under the headings "Base Salaries," "Cash Bonuses", and "Stock Options". In addition, in determining Mr. Norris' 1998 compensation the Committee considered a number of other factors, including competitive market compensation packages, Mr. Norris' past performance at the Company and the responsibilities he was undertaking in assuming the position of CEO. Based on its survey data and informal information reviewed by the Committee, the Committee believes that the base salary level for the CEO is commensurate with salaries paid to chief executive officers of comparable companies engaged in similar industries.

  Overall, the Committee believes that Mr. Norris is being appropriately compensated in a manner that is consistent with the long-term interests of stockholders.

 Deductibility of Executive Compensation

  The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1996 Stock Option Plan and 1989 Stock Option Plan will meet the requirements for qualifying as performance-based, the Committee believes that this section will not affect the tax deductions available to the Company. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

  The members of the Committee submit the foregoing report.

                                          Compensation Committee:

                                          Promod Haque
                                          Richard Lussier

       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee currently consists of Radha R. Basu and Richard Lussier. From March 31, 1998 until March 10, 1999, the Compensation Committee consisted of directors Promod Haque and Richard Lussier. From January 1, 1998 through March 31, 1998, it consisted of directors Promod Haque, Richard Weening and Richard Lussier.

                  PERFORMANCE MEASUREMENT COMPARISON(1)

  The following graph compares the cumulative total stockholder return for the Company's stock since August 15, 1996, the date the Company's Common Stock began to trade on The Nasdaq Stock Market, Inc., through December 31, 1998, the last trading date of fiscal 1998, to the cumulative return over such period of (i) the Nasdaq Market Index and (ii) the MG Internet Software & Services Index (provided by Media General Financial Services, Inc.). The graph assumes that $100 was invested in the Common Stock of the Company and the respective indices on August 15, 1996 (including reinvestment of dividends). The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                                    [graph]

                                                       Period Ending
                                            ------------------------------------
Index                                       08/15/96* 12/31/96 12/31/97 12/31/98
-----                                       --------- -------- -------- --------
Connect, Inc...............................    100      102       14        9
Nasdaq Market Index........................    100      112      137      193
MG Internet Software & Services Index......    100      123       73      192

--------
 * Assumes $100 invested at August 15, 1996 in Common Stock of the Company and in each of the comparative indices.

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Certain stock option grants to directors and executive officers of the Company are described herein under the caption "Executive Compensation." Certain agreements between the Company and its directors are described herein under the caption "Employment Contracts, Termination of Employment and Change-in-Control Agreements."

  In April 1998, Mr. Foster resigned his position as Executive Vice President of Sales and Marketing. Pursuant to the terms of an agreement between Mr. Foster and the Company in connection with his resignation, Mr. Foster remained as a consultant to the Company through July 1998, during which time he received compensation equal to his regular monthly salary prior to his resignation ($14,167), continued vesting of unvested options and health benefits. Actual amounts paid to Mr. Foster during 1998 are reflected in the Summary Compensation Table. In addition, pursuant to the terms of this agreement, the Company agreed to forgive accrued interest on, and a portion of the principal of, a $30,000 loan to Mr. Foster, which principal amount to be forgiven was not to exceed $10,000. The total amount forgiven was $12,900.

  Mr. Bridge entered into the 1997 Letter and the 1998 Letter with the Company, which letters governed the terms of his employment relationship with the Company for fiscal years 1997 and 1998, respectively. The 1998 Letter has been superseded by Mr. Bridge's consulting arrangement with the Company in April 1998. Pursuant to the 1997 Letter, the Company in April 1997 loaned Mr. Bridge $150,000 pursuant to a three-year, full recourse promissory note which is subject to interest, compounded annually, at the rate of 5.91%. In exchange for Mr. Bridge's remaining a consultant to the Company for the twelve-month period from April 1998 through March 1999, the Company has agreed to forgive 50% of the total principal and outstanding interest of this loan and, if Mr. Bridge achieves certain specified goals prior to March 31, 1999, he may be entitled to forgiveness of the remainder of outstanding principal and interest on his loan. The total amount of principal and accrued interest on such note as of April 2, 1999 is approximately $84,127. Other material terms of each of the 1997 Letter, the 1998 Letter and Mr. Bridge's consulting relationship with the Company are described in "Employment Contracts, Termination of Employment and Change-in-Control Arrangements--Employment Agreements."

  On November 18, 1997, BankAmerica Ventures and BankAmerica Venture Partners I (collectively "BankAmerica"), entities with which Rory T. O'Driscoll, a director of the Company, is affiliated, were issued convertible notes by the Company in the aggregate principal amount of $1,200,000 and warrants to purchase an aggregate of 399,990 shares of the Company's Common Stock. On February 26, 1998, the notes plus the accrued interest thereon were converted into 608,219 shares of the Company's Series A Preferred Stock. On April 1, 1998, all of the shares of Series A Preferred Stock held by BankAmerica plus accrued but unpaid dividends thereon were converted into 1,062,555 shares of the Company's Common Stock and the warrants held by BankAmerica were canceled. Mr. O'Driscoll disclaims beneficial ownership of the securities held by BankAmerica, except to the extent of his proportionate interest therein.

  On November 18, 1997, Norwest Equity Partners V, L.L.P. ("Norwest"), an entity with which Promod Haque, a former director of the Company, is affiliated, was issued a $1,240,000 principal amount convertible note by the Company and a warrant to purchase 413,323 shares of the Company's Common Stock. On February 26, 1998, the note plus the accrued interest thereon was converted into 628,493 shares of the Company's Series A Preferred Stock. On April 1, 1998, all of the shares of Series A Preferred Stock held by Norwest plus accrued but unpaid dividends thereon were converted into 1,097,972 shares of the Company's Common Stock and the warrants held by Norwest were canceled. Mr. Haque disclaims beneficial ownership of the securities held by Norwest, except to the extent of his proportionate interest therein.

  The Company has entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

                                 OTHER MATTERS

  The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors


                                          /s/Alan C. Mendelson

                                          Alan C. Mendelson

                                          Secretary
July 8, 1999

  A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1998 is included along with this Proxy Statement.

                                   APPENDIX A

                                 CONNECT, INC.

      1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS AND ADVISORS

                               Table Of Contents

                                                                            Page
                                                                            ----
 1.  Purposes.............................................................  A-1

 2.  Definitions..........................................................  A-1

 3.  Administration.......................................................  A-2

 4.  Shares Subject to the Plan...........................................  A-3

 5.  Eligibility..........................................................  A-3

 6.  Option Provisions....................................................  A-4

 7.  Covenants of the Company.............................................  A-6

 8.  Use of Proceeds from Stock...........................................  A-6

 9.  Miscellaneous........................................................  A-6

 10. Adjustments upon Changes in Stock....................................  A-7

 11. Amendment of the Plan and Options....................................  A-8

 12. Termination or Suspension of the Plan................................  A-8

 13.  Effective Date of Plan..............................................  A-8

                                 Connect, Inc.

        1999 Stock Option Plan for Non-Employee Directors and Advisors

                              Adopted June, 1999
                     Approved By Stockholders       , 1999

1. Purposes.

  (a) Specific Purpose. The purpose of the Plan is to provide a means by which eligible recipients of Options may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Options.

  (b) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Options, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. Definitions.

   (a) "Advisor" means any person engaged by the Company or an Affiliate to render services and who is compensated for such services, provided that the term "Advisor" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

  (b) "Affiliate" means a "parent" or a "subsidiary" (as those terms are defined under Rule 405 promulgated under the Securities Act) or either as the context may require.

  (c) "Board" means the Board of Directors of the Company.

  (d) "Code" means the Internal Revenue Code of 1986, as amended.

  (e) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c).

  (f) "Common Stock" means the common stock of the Company.

  (g) "Company" means Connect, Inc., a Delaware corporation.

  (h) "Continuous Service" means an Optionholder's service with the Company or an Affiliate, whether as an Employee, Director or Advisor, is not interrupted or terminated. An Optionholder's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service as an Employee, Advisor or Director or a change in the entity for which the Optionholder renders such service. For example, a change in status from a Director of the Company to an Advisor of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service.

  (i) "Director" means a member of the Board of Directors of the Company.

  (j) "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

  (k) "Employee" means any person employed by the Company or an Affiliate within the meaning of Section 3121(d)(1) or (2) of the Code (and any successor provision). Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate as an Employee.

  (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (m) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

    (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market System or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

    (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

  (n) "Non-Employee Director" means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

  (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

  (p) "Option" means an stock option granted pursuant to the Plan and not intended to qualify as an "incentive stock option" within the meaning of
Section 422 of the Code.

  (q) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

  (r) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

  (s) "Plan" means this Connect, Inc. 1999 Stock Option Plan for Non-Employee Directors and Advisors.

  (t) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

  (u) "Securities Act" means the Securities Act of 1933, as amended.

3. Administration.

  (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

  (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

    (i) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; what type of Option shall be granted; the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Option; and the number of shares with respect to which an Option shall be granted to each such person.

    (ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. Provided however, that the Board, the Committee, or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

    (iii) To amend the Plan or an Option as provided in Section 11.

    (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

  (c) Delegation to Committee.

    (i) General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

    (ii) Committee Composition. In the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act.

4. Shares Subject to the Plan.

  (a) Share Reserve. Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall not exceed in the aggregate five hundred thousand (500,000) shares of Common Stock.

  (b) Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan. If any Common Stock acquired pursuant to the exercise of an Option shall for any reason be repurchased by the Company under an unvested share repurchase option provided under the Plan, the stock repurchased by the Company under such repurchase option shall not revert to and again become available for issuance under the Plan.

  (c) Source of Shares. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. Eligibility.

  (a) Eligibility for Options Generally. An Option may only be granted to a person who is a Director or an Advisor at the time of grant and not also an Employee.

  (b) Eligibility of Advisors.

    (i) Advisor shall only be eligible for the grant of an Option if, at the time of grant, such Advisor has been appointed to serve on one or more advisory boards established by the Board. An advisory board may consist of one or more Advisors.

    (ii) An Advisor shall not be eligible for the grant of an Option if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Advisor because of the nature of the services that the Advisor is providing to the Company, or because the Advisor is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions.

    (iii) As of April 7, 1999 Form S-8 generally is available to Advisors only if they are natural persons; (2) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent; and (3) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

6. Option Provisions.

  Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately documented at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

    (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

    (b) Exercise Price of an Option. The exercise price of each Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

    (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of an Option) by (1) delivery to the Company of other Common Stock, (2) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock) with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

    In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

    (d) Transferability of an Option. An Option shall be transferable to the extent provided in the Option Agreement. If the Option does not provide for transferability, then the Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(d), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

    (e) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

    (f) Termination of Continuous Service. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of
  (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

    (g) Extension of Termination Date. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of
  (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

    (h) Disability of Optionholder. In the event an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

    (i) Death of Optionholder. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(d), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

    (j) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Subject to the "Repurchase Limitation" in subsection 9(f), any unvested shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

    (k) Re-Load Options. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a "Re-Load Option") in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option shall (i) provide for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan. There shall be no Re-Load Options on a Re-Load Option.

7. Covenants of the Company.

  (a) Availability of Shares. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

  (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8. Use of Proceeds from Stock.

  Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9. Miscellaneous.

  (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

  (b) Stockholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

  (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of an Advisor pursuant to the terms of such Advisor's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

  (d) Investment Assurances. The Company may require an Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

  (e) Withholding Obligations. To the extent provided by the terms of an Option Agreement, the Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

  (f) Repurchase Limitation. The terms of any repurchase option shall be specified in the Option and may be either at Fair Market Value at the time of repurchase or at not less than the original purchase price.

  (g) Cancellation and Re-Grant of Options. The Board shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of any adversely affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock. The exercise price per share shall be not less than that specified under the Plan for newly granted Options. Notwithstanding the foregoing, the Board may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which Section 424(a) of the Code applies.

  (h) Except as may be provided in an employment or other agreement that has been reduced to writing and approved by the Board or Committee, the Option Agreement and the Plan shall together constitute the entire understanding between an Optionee and the Company regarding the acquisition of stock in the Company pursuant to the Option represented by such Option Agreement, and shall supersede all prior oral and written agreements pertaining to such Option.

10. Adjustments upon Changes in Stock.

  (a) Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. The Board, the determination of which shall be final, binding and conclusive, shall make such adjustments. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

  (b) Change in Control--Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, Options shall terminate to the extent not exercised (if applicable) prior to such event.

  (c) Change in Control--Asset Sale. In the event of a sale of all or substantially all of the assets of the Company, then the acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar Options (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection for those outstanding under the Plan. In the event there is no acquiring corporation, or the acquiring corporation refuses to assume such Options or to substitute similar Options for those outstanding under the Plan, then with respect to Options held by Optionholders whose Continuous Service has not terminated, the vesting of such Options shall automatically accelerate in full, and such Options shall be exercisable for fifteen (15) days following such acceleration and then terminate to the extent unexercised. With respect to any other Options outstanding under the Plan, such Options shall terminate to the extent not exercised prior to such event.

  (d) Change in Control--Merger, Consolidation or Reverse Merger. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation or (ii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar Options (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar Options for those outstanding under the Plan, then with respect to Options held by Optionholders whose Continuous Service has not terminated, the vesting of such Options shall automatically accelerate in full, and such Options shall be exercisable for fifteen (15) days following such acceleration and then terminate to the extent unexercised. With respect to any other Options outstanding under the Plan, such Options shall terminate to the extent not exercised prior to such event.

11. Amendment of the Plan and Options.

  (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

  (b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

  (c) No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

  (d) Amendment of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

12. Termination or Suspension of the Plan.

  (a) Plan Term. The Board may suspend or terminate the Plan at any time. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

  (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

13. Effective Date of Plan.

  The Plan shall become effective on adoption by the Board, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

                                   EXHIBIT A

            CERTIFICATE OF AMENDMENT OF SECOND AMENDED AND RESTATED
                 CERTIFICATE OF INCORPORATION OF CONNECT, INC.

  Connect, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), Does Hereby Certify:

  First: The name of the Corporation is Connect, Inc.

  Second: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is May 20, 1996.

  Third: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Certificate and Incorporation as follows:

  Article I shall be amended and restated to read in its entirety as follows:

             "The name of the Corporation is ConnectInc.com, Co."

  Fourth: thereafter pursuant to a resolution of the Board of Directors this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

  In Witness Whereof, Connect, Inc. has caused this Certificate of Amendment to be signed by its President and attested to by its Secretary this ___ day of ________, 1999.

                                          Connect, Inc.


                                          By:__________________________________
                                                Craig D. Norris, President

Attest:

_____________________________________
     Alan C. Mendelson, Secretary

                                 CONNECT, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 12, 1999

     The undersigned hereby appoints Craig D. Norris and Gordon J. Bridge, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Connect, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Connect, Inc. to be held at Connect, Inc.'s principal executive offices, 515 Ellis Street, Mountain View, CA 94043 on August 12, 1999 at 1:00 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2, 3 and 4, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

Management recommends a vote for the nominees for director listed below.

Proposal 1:  To elect three directors to Class I of the Board of Directors, to hold office until the 2001 Annual Meeting of Stockholders, and to elect two directors to Class II of the Board of Directors to hold office until the 2000 Annual Meeting of Stockholders.

   [_]  For all nominees listed below           [_]  Withhold Authority to
        (except as marked to the contrary            vote for all nominees
        below).                                      listed below.

Class I Nominees: Radha R. Basu, Gordon J. Bridge, Craig D. Norris

Class II Nominees:  Richard H. Lussier, Rory T. O'Driscoll

To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) below:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE



Management recommends a vote for Proposals 2, 3 and 4.

Proposal 2:  To approve an amendment to the Company's Second Amended and
             Restated Certificate of Incorporation to change the Company's name to "ConnectInc.com, Co."

      [_]  For       [_]  Against       [_]  Abstain

Proposal 3:  To approve the adoption of the Company's 1999 Stock Option Plan for
             Non-Employee Directors and Advisors and the reservation of 500,000 shares of the Company's Common Stock for issuance thereunder.

      [_]  For       [_]  Against       [_]  Abstain

Proposal 4:  To ratify selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.

      [_]  For       [_]  Against       [_]  Abstain

                                           Dated:_______________________________
                                           _____________________________________
                                           _____________________________________
                                                         Signature(s)

                                           Please sign exactly as your name
                                           appears hereon. If the stock is
                                           registered in the names of two or
                                           more persons, each should sign.
                                           Executors, administrators, trustees,
                                           guardians and attorney-in-fact should
                                           add their titles, If signer is a
                                           corporation, please give full
                                           corporate name and have a duly
                                           authorized officer sign, stating
                                           title. If signer is a partnership,
                                           please sign in partnership name by
                                           authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Proposal 4:  To ratify selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.

        For  [_]        Against  [_]    Abstain  [_]



DATED _________________       _____________________________________




                              _____________________________________
                                           SIGNATURE(S)


                              Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.